UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2014

INTUITIVE SURGICAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-30713	77-0416458
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1020 Kifer Road Sunnyvale, California 94086 (Address of principal executive offices) (zip code) Registrant’s telephone number, including area code: (408) 523-2100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers
On July 24, 2014, following the recommendation of the Compensation Committee of the Board of Directors (the “Board”) of Intuitive Surgical, Inc. (“Intuitive” or the “Company”), the Board approved an adjustment to the base salary for Gary Guthart, President and Chief Executive Officer. The Compensation Committee also approved adjustments to the base salaries for the Company’s other named executive officers. The adjustments to the base salaries, which are set forth in the table below, are effective August 1, 2014:

Executive	Position	Increase in Annual Base Salary	New Base Salary
Guthart, Gary	President and Chief Executive Officer	$65,000	$625,000
McNamara, Jerome	Executive Vice President, WW Sales and Marketing	$12,000	$412,000
Mohr, Marshall	Senior Vice President and Chief Financial Officer	$33,600	$425,000
Rosa, David	Executive Vice President and Chief Scientific Officer	$50,000	$400,000
Samath, Jamie	Vice President and Principal Accounting Officer	$15,000	$310,000

In addition, on July 24, 2014, the Board of Directors of Intuitive Surgical, Inc. (“Intuitive”) appointed David Rosa as the Executive Vice President and Chief Scientific Officer, effective immediately. In connection with the promotion, the Compensation Committee of the Board of Directors granted David Rosa options to purchase 4,500 shares of common stock and 1,500 restricted stock units (“RSUs”) pursuant to the Company’s 2010 Incentive Award Plan, with a grant date of August 7, 2014. The shares subject to the option vest according to the following schedule: 1/8th of the total number of shares subject to the options shall vest at the end of six months, and 1/48th of the total number of shares subject to the options shall vest monthly thereafter, subject to the executive remaining in service with the Company through each vesting date. The RSUs shall vest in one quarter increments annually over a four- year period. The exercise price per share for the stock options will be the closing price of the Company’s stock on The Nasdaq Stock Market on the grant date.

Mr. Rosa, age 46, joined Intuitive in March 1996 and has held leadership positions in engineering, clinical development, marketing and product development. In 2013, Mr. Rosa assumed the position of Senior Vice President, Scientific Affairs. Prior to joining Intuitive, Mr. Rosa contributed to the development of trans-esophageal transducers for Acuson Corporation. Mr. Rosa graduated magna cum laude with a B.S.M.E. from California Polytechnic University at San Luis Obispo. He also holds a M.S.M.E. from Stanford University.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTUITIVE SURGICAL, INC.

Date: July 30, 2014	By	/s/ Marshall L. Mohr
Name: Marshall L. Mohr
Title: Senior Vice President and Chief Financial Officer